                                                                    EXHIBIT 99.1


NEWS RELEASE

                    MARVELL(R) TECHNOLOGY GROUP LTD. REPORTS
                    RECORD FIRST QUARTER FISCAL 2004 RESULTS

Sunnyvale, CA. (May 22, 2003) - Marvell(R) Technology Group Ltd. (NASDAQ: MRVL), the technology leader in the development of extreme broadband communications and storage solutions, today reported financial results for its first fiscal quarter ended May 3, 2003.

Net revenue for the first quarter of fiscal 2004 was a record $168.3 million, an increase of 70% over net revenue of $98.8 million for the first quarter of fiscal 2003 and a 12% sequential increase from net revenue of $150.8 million for the fourth quarter of fiscal 2003. Net income under generally accepted accounting principles (GAAP) was $4.4 million, or $0.03 per share (diluted), for the first quarter of fiscal 2004, compared with net loss under GAAP of $30.9 million, or $0.26 per share (diluted), for the first quarter of fiscal 2003.

Marvell reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma. Pro forma net income, where applicable, excludes the effect of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation. Pro forma net income was $24.5 million, or $0.19 per share (diluted), for the first quarter of fiscal 2004, compared with pro forma net income of $10.5 million, or $0.08 per share (diluted), for the first quarter of fiscal 2003. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company's operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

"Q1 was an outstanding quarter for Marvell," stated Dr. Sehat Sutardja, Marvell's President and CEO. "Our 12% sequential growth in quarterly revenue was our twenty-second consecutive quarter of revenue growth. Marvell's revenue growth is being driven by the continued adoption of Gigabit Ethernet and our integrated system-on-chip storage solutions. Bookings were very strong during the quarter and we enter Q2 with strong momentum."

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its first quarter fiscal 2004 financial results. To listen to the conference call, investors can dial (706) 679-0800 approximately fifteen minutes prior to the initiation of the teleconference and refer to conference code 521891. Replay of the conference call will be available until May 29, 2003 at midnight by calling (706) 645-9291. The conference call will also be available via the web at www.marvell.com until May 22, 2004.

ABOUT MARVELL

Marvell (NASDAQ: MRVL) is the leading global semiconductor provider of complete broadband communications and storage solutions. The Company's diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking. As used in this release, the terms "Company" and "Marvell" refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), and SysKonnect GmbH. MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release contains forward-looking statements based on projections and assumptions about our products and our markets. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and their variations identify forward-looking statements. These statements include those relating to momentum with respect to fiscal Q2 and the impact of the continued adoption of our solutions on our revenue growth. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders. For other factors that could cause Marvell's results to vary from expectations, please see the sections titled "Additional Factors That May Affect Future Results" in Marvell's annual report on Form 10-K for the fiscal year ended February 1, 2003. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell(R) and the Marvell logo are trademarks of Marvell. All other trademarks are the property of their respective owners.

                          Marvell Technology Group Ltd.
                      Consolidated Statements of Operations
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                       THREE MONTHS ENDED
                                                    ----------------------
                                                      MAY 3,         MAY 4,
                                                      2003          2002
                                                    --------     ---------
Net revenue                                         $168,283     $  98,800
Cost of goods sold                                    76,113        43,780
                                                    --------     ---------
Gross profit                                          92,170        55,020
Operating expenses:
     Research and development                         46,639        30,609
     Selling and marketing                            15,463        11,012
     General and administrative                        3,580         3,642
     Amortization of stock-based compensation            658         2,282
     Amortization of acquired intangible assets       19,448        21,323
     Facilities consolidation charge                      --        17,799
                                                    --------     ---------
         Total operating expenses                     85,788        86,667
                                                    --------     ---------
Operating income (loss)                                6,382       (31,647)
Interest and other income, net                         1,311         2,139
                                                    --------     ---------
Income (loss) before income taxes                      7,693       (29,508)
Provision for income taxes                             3,336         1,426
                                                    --------     ---------
Net income (loss)                                   $  4,357     $ (30,934)
                                                    ========     =========
Basic net income (loss) per share                   $   0.04     $   (0.26)
                                                    ========     =========
Diluted net income (loss) per share                 $   0.03     $   (0.26)
                                                    ========     =========
Weighted average shares - basic                      121,336       118,089
                                                    --------     ---------
Weighted average shares - diluted                    129,573       118,089
                                                    --------     ---------

                          Marvell Technology Group Ltd.
                 Pro Forma Consolidated Statements of Operations
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                  Three Months Ended
                                               ----------------------
                                                 May 3,        May 4,
                                                 2003          2002
                                               --------     ---------
Net revenue                                    $168,283     $  98,800
Cost of goods sold                               76,113        43,780
                                               --------     ---------
Gross profit                                     92,170        55,020
Operating expenses:
     Research and development                    46,639        30,609
     Selling and marketing                       15,463        11,012
     General and administrative                   3,580         3,642
                                               --------     ---------
         Total operating expenses                65,682        45,263
                                               --------     ---------
Operating income                                 26,488         9,757
Interest and other income, net                    1,311         2,139
                                               --------     ---------
Income before income taxes                       27,799        11,896
Provision for income taxes                        3,336         1,426
                                               --------     ---------
Pro forma net income                           $ 24,463     $  10,470
                                               ========     =========
Basic pro forma net income per share           $   0.20     $    0.09
                                               ========     =========
Diluted pro forma net income per share         $   0.19     $    0.08
                                               ========     =========
Weighted average shares - basic                 121,336       118,089
                                               --------     ---------
Weighted average shares - diluted               129,573       132,450
                                               --------     ---------

RECONCILIATION OF GAAP NET INCOME (LOSS)
  TO  PRO FORMA NET INCOME:
GAAP net income (loss)                         $  4,357     $ (30,934)
Amortization of stock-based compensation            658         2,282
Amortization and write-off of goodwill and
     acquired intangible assets                  19,448        21,323
Facilities consolidation charge                      --        17,799
                                               --------     ---------
Pro forma net income                           $ 24,463     $  10,470
                                               ========     =========


The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results. The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net loss under generally accepted accounting principles for the impact of non cash stock-based compensation charges, charges associated with purchase accounting and charges for facilities consolidation.

                          Marvell Technology Group Ltd.
                           Consolidated Balance Sheets
                                   (Unaudited)
                                 (In thousands)

                                                            MAY 3,        FEBRUARY 1,
ASSETS                                                      2003             2003
                                                        -----------      -----------
Current assets:
     Cash and cash equivalents                          $   159,287      $   125,316
     Short-term investments                                 139,638          139,912
     Accounts receivable, net                                90,068           86,175
     Inventory, net                                          46,771           39,712
     Prepaid expenses and other current assets               21,105           19,979
                                                        -----------      -----------
         Total current assets                               456,869          411,094
Property and equipment, net                                  72,128           69,246
Goodwill and acquired intangible assets                   1,551,195        1,570,643
Other noncurrent assets                                      49,204           49,313
                                                        -----------      -----------
         Total assets                                   $ 2,129,396      $ 2,100,296
                                                        ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                   $    62,276      $    47,672
     Accrued liabilities                                     30,029           26,955
     Income taxes payable                                     5,100            2,247
     Deferred revenue                                        11,265           12,481
     Current portion of capital lease obligations             6,346            5,019
                                                        -----------      -----------
         Total current liabilities                          115,016           94,374
Capital lease obligations                                    14,356           13,755
Other long-term liabilities                                  41,926           42,029
                                                        -----------      -----------
         Total liabilities                                  171,298          150,158
                                                        -----------      -----------

Shareholders' equity:
     Common stock                                               244              243
     Additional paid-in capital                           2,676,795        2,674,095
     Deferred stock-based compensation                       (4,920)          (5,899)
     Accumulated other comprehensive income                   1,911            1,988
     Accumulated deficit                                   (715,932)        (720,289)
                                                        -----------      -----------
         Total shareholders' equity                       1,958,098        1,950,138
                                                        -----------      -----------
         Total liabilities and shareholders' equity     $ 2,129,396      $ 2,100,296
                                                        ===========      ===========